Exhibit 10.3

GULFPORT ENERGY CORPORATION

MASTER SERVICE AGREEMENT

NOTE: THIS AGREEMENT CONTAINS INDEMNITY AND RELEASE PROVISIONS

This MASTER SERVICE AGREEMENT (“Agreement”) is made and entered into this 22nd day of February, 2013, by and between:

Gulfport Energy Corporation
	14313 N. May Ave., Suite 100	(“Company”)
Oklahoma City, Oklahoma 73134
and

Panther Drilling Systems LLC
	5417 SW 29th Street	(“Contractor”)
Oklahoma City, Oklahoma 73179

Company and Contractor may sometimes herein be referred to individually as a “Party” or collectively as the “Parties”.

In consideration of the covenants and promises made by each with the other, Contractor and Company covenant and agree as follows:

1.	TERM

This Agreement is effective as of the above-referenced date, and continues for a term of one (1) year; and from year-to-year thereafter until terminated as provided in Section 20 hereof.

2.	SCOPE

This Agreement is applicable to any and all services, goods, and/or equipment provided by Contractor to Company in connection with the construction and/or operation of properties and/or facilities for the exploration for, development of, and/or production of oil, gas, and/or other minerals anywhere Company conducts such oil and/or gas exploration and development operations.

3.	WORK

This Agreement shall control and govern any and all goods, facilities, and/or services performed by Contractor to Company under oral or written job orders at any time during the term of this Agreement. Unless the Parties specifically agree otherwise, in a written document which specifically refers to this Agreement, any goods, facilities, and/or services requested by Company and agreed to be performed and/or provided by Contractor shall be performed and/or provided pursuant to the terms of this Agreement in the event that any conflict exists between the provisions of this Agreement and the terms and conditions set forth in any job order, statement, purchase order, published rate schedule, delivery ticket or any other type of memoranda, whether written or oral, between Company and Contractor pertaining to the subject matter hereof, the provisions of this Agreement shall control. [MSA controls over POS or other job specific items – handwritten note]

4.	INDEPENDENT CONTRACTOR RELATIONSHIP

a)	Contractor shall be an independent contractor with respect to performance of all Work hereunder. Except as specifically provided in sub-paragraph (c) hereto, neither Contractor nor anyone employed by Contractor shall be deemed for any purpose to be the employee, agent, servant, or representative of Company in the performance of any Work or any part thereof pursuant to this Agreement. Company shall have no direction or control of the details of the Work, Contractor, or Contractor’s employees, agents, and for subcontractors- Company being interested only in the results obtained.

b)	Notwithstanding the above, the Work contemplated herein must meet the approval of Company and shall be subject to Company’s general right of inspection, including unlimited access to the Work premises, to the extent necessary to determine that the Work is being performed and/or completed in accordance with the job order. Any portion of the Work found defective or unsuitable shall be removed, replaced, or corrected without additional costs or risks to Company.

c)	Despite the provisions of this Section 4, in all cases where employees of Contractor Group (which includes the direct, borrowed, special or statutory employees of Contractor Group as defined in Section 10) are covered by the Louisiana Worker’s Compensation Act, La. R.S. 23:1021 et seq., Company and Contractor agree that all Work and operations performed by Contractor Group and its employees pursuant to this Agreement are an integral part of and are essential to the ability of Company to generate Company’s goods, products and/or services for purposes of La. R.S. 23:1061 (A)(1). Furthermore, Company and Contractor agree that Company is the principal or statutory employer of Contractor Group’s employees for the purposes of La. R.S. 23:1061(A)(3). Irrespective of Company’s status as the principal or statutory employer (as defined in La. R.S. 23:1031(c)) of Contractor Group’s employees, Contractor shall remain primarily responsible for the payment of Louisiana Worker’s Compensation benefits to Contractor’s and Contractor Group’s employees, and shall not be entitled to seek contribution for any such payments from Company.

5.	CONTRACTOR’S WORKERS AND EQUIPMENT

a)	All workers furnished by Contractor or Contractor’s subcontractor(s) shall be experienced and qualified for their respective task(s). Contractor, at its own cost and expense, shall provide: 1) the labor and/or services necessary and appropriate to the performance of the Work in good, safe, and workmanlike manner in accordance with good oilfield servicing practices; and/or 2) the equipment, consumable materials, supplies, tools, and appliances necessary and appropriate to the performance of the Work free from defect. Contractor shall be solely responsible for any loss and/or damage to such equipment, materials, supplies or tools. [Conflicts w/lost in hole – handwritten note]

b)	In the event that Contractor employs subcontractor(s) in either the performance of the Work or provision of equipment, Contractor is obligated to inform Company of such use. Company further reserves the right to approve all such subcontractor(s). If Company consents to such subcontracting, Contractor agrees to require all such subcontractor(s) to comply with all provisions of this Agreement. Contractor further agrees to not charge Company for any materials and/or equipment not owned by Contractor, such as that rented from third parties, used in the Work without Company’s prior written consent.

6.	PERFORMANCE OF WORK

a)	Nothing contained herein shall obligate Company to call upon Contractor for the performance of any Work whatsoever. Similarly, Contractor shall not be obligated to accept any Company Work request(s). Further, the designation of any Work to be performed, and the cessation of such Work, shall be at the sole discretion of Company.

b)	Contractor shall provide continuous adequate protection of the Work and Company property as well as take all necessary precautions to insure the safety of all persons and/or employees on the Work site, including Company Group, as defined in Section 10.

c)	Contractor is responsible for initiating, maintaining and supervising all necessary Safety and Drug Testing Policies and Procedures (copies of which are to be provided to Company upon request) in connection with the performance of the Work and comply and cause Contractor’s employees, agents, subcontractors, and others entering on Company’s premises in the performance of the Work, or in connection therewith, to comply with all applicable laws, rules, ordinances, and/or regulations, whether federal, state, municipal or foreign, which are now or may, in the future become applicable to the Work.

d)	Contractor shall examine all items furnished by Company which are to be employed in connection with the Work and immediately notify Company of any and all defects sufficient to make the use of any such items unsuitable or unsafe. If Contractor fails to make such examination or fails to report such defect, Contractor shall be deemed to have assumed all risk and liability for any mishap which may occur by failure of, or defects in, such items.

7.	PRICES

a)	The price(s) charged by Contractor for goods, facilities, and/or services provided to Company shall be the lowest of (i) the prices stated on Contractor’s published schedule of rates and prices, as such rates and prices are in effect on the date on which the services are rendered or the goods or equipment are ordered, (ii) any prices negotiated between Company and Contractor at the time the Work is provided, or (iii) any prices submitted by Contractor in a bid. Prior to the Parties agreeing on a particular price, Company shall have the right at any time to request and negotiate for prices lower than Contractor’s published prices and/or to request bids from Contractor and others.

b)	When Contractor’s rate is calculated on a daily basis, twelve (12) hours shall constitute one (1) “day” unless the Parties agree otherwise in writing. When less than a full twelve (12) hour “day” is worked, Contractor shall be paid only that proportionate part of the rate per “day” which the number of hours worked, computed to the nearest one-half hour, bears to the full twelve (12) hour “day.”

c)	Charges for transportation of goods and/or services to and from the Work location shall be calculated from the nearest competitive point to the Work location unless otherwise agreed upon in writing.

8.	TERMS OF PAYMENT AND BILLING INSTRUCTIONS

a)	All Contractor invoices shall identify (i) the items related to the charges and provide appropriate documentation supporting such charges (including, but not limited to, receipts, time sheets, dates, hours, rate, labor classifications, and material charges; all with appropriate approvals of Company personnel), (ii) whether prices are the published, negotiated, or bid prices, (iii) charges by, as applicable, block name and number, lease number and name, or platform name and number, and well number. If Company separately agrees to pay for travel time, Contractor shall identify such time on its invoices separately from other time billed.

b)	All invoices shall be directed to the following address unless otherwise specified by Company:

Gulfport Energy Corporation

14313 N. May Ave., Suite 100

Oklahoma City, Oklahoma 73134

Attention: Hien Nguyen

c)	Contractor shall submit invoices only after the invoiced Work is completed unless Company approves other invoicing arrangements at the time it requests the Work. Separate invoices should be submitted for each project whether drilling, production, or otherwise. Single invoices for multi-wells or multi-projects are not acceptable. Company normally will not make partial payments on invoices. Therefore, if part of an invoice is in error, including any omission of, or error in information required to be in the invoice (as described above), or is disputed by Company, said invoice will be returned for correction.

d)	Unless-Company disputes an item in an invoice or requires any information provided for herein, or the invoice is submitted in improper form, Company shall pay Contractor the full amount of an invoice within sixty (60) days after its receipt, less any cash discount. Any payment shall be made by Company’s check or draft payable to the order of Contractor, and shall be delivered or mailed to Contractor at Contractor’s address for the delivery of notices as provided herein. Payment by Company of Contractor’s invoices shall be without prejudice to Company’s rights to subsequently challenge the correctness thereof. [net 60 of receipt – handwritten note]

e)	Notwithstanding the approval for payment of any invoices submitted, Company shall have the right to withhold any payments thereon until Contractor shall have furnished (i) verification satisfactory to Company of Work performed, (ii) verification of satisfactory performance of all goods, equipment, and facilities to which such payment relates, (iii) proof that all claims against Contractor by its suppliers and subcontractors for labor, goods, equipment, and facilities of any kind furnished in connection with Contractor’s obligations under this Agreement have been fully paid and satisfied, and (iv) proof that all liens, claims and privileges of Contractor’s suppliers and subcontractors, and claims for injuries to persons or property not covered by insurance, arising out of Work performed or goods, equipment, or facilities furnished in connection with Contractor’s obligations under this Agreement have been fully released or satisfied.

9.	INSURANCE

a)	Company and Contractor agree that the indemnity and insurance obligations contained in this Agreement are separate and apart from each other, such that failure to fulfill the indemnity obligations does not alter or eliminate the insurance obligations or vice versa. Company and Contractor further agree that the insurance obligations shall support but shall not in any way limit the defense and indemnity obligations or liabilities set forth herein. At all times during the term of this Agreement and at its own cost and expense (including all premiums and deductibles), Contractor shall carry with an insurance company or companies, satisfactory to Company and authorized to do business in all areas of transportation and operation of this Agreement, insurance coverage of the types and in the minimum amounts provided in Exhibit “A”, attached hereto.

b)	All of Contractor’s insurance policies (whether above specified or not) shall be endorsed to provide that the underwriters waive subrogation (whether by loan receipt, equitable assignment, or otherwise) against members of Company Group, as defined in Section 10, who shall also be named as additional insured(s} under such policies [except those described as Worker’s Compensation Insurance and Employer’s Liability Insurance in Exhibit “A” attached hereto) to the full extent of the release, defense and indemnity obligations assumed by Contractor in this Agreement.

c)	Prior to performing Work or services and prior to providing goods, equipment. and/or facilities hereunder, Contractor shall furnish Company with Certificates of Insurance satisfactory to Company, which shall evidence that the coverages specified in Exhibit “A” attached hereto are in full force and effect and provide that such insurance policies shall not be cancelled, reduced, or materially changed without thirty (30) days prior written notice to Company. Current Certificates of Insurance shall be provided by Contractor to Company on an ongoing basis without the necessity of Company requesting same. Failure of Company to object to Contractor’s delay or failure to furnish such Certificates of Insurance or to object to any defect therein shall not be deemed a waiver of Contractor’s obligation to furnish the Certificates of Insurance or the insurance coverage described in Exhibit “A” attached hereto. However, such failure by Contractor shall allow Company to cancel any Work order or to terminate this Agreement per Section 20 of this Agreement. [Panther policy does not have 30 day terms – handwritten note]

d)	Contractor shall require all of its subcontractors to provide such of the coverage provided for in Exhibit “A”, as well as any other coverage, that Contractor considers necessary. However, the fact that any subcontractor provides any of the coverage provided for in Exhibit “A” or any other coverage that Contract considers necessary shall not itself relieve Contractor of its obligations to provide such coverage.

10.	INDEMNITY

a)	Company and Contractor recognize that in connection with the operations contemplated by this Agreement, accidents and events may occur in which property is lost, damaged or destroyed and/or in which persons may be killed or injured or become ill Company and Contractor further recognize that certain of such risks may be covered by insurance as provided in this Agreement However, Company and Contractor agree that the indemnity and insurance obligations contained in this Agreement are separate and apart from each other, such that failure to fulfill the indemnity obligations does not alter or eliminate the insurance obligations or vice versa. The insurance obligations under Section 9 hereof shall not in any way limit the defense and indemnity obligations of Company and Contractor, as allocated in this Agreement.

b)	For purposes of this Agreement, the “Company Group” shall mean any and all of Company, its owners, affiliates, partners, joint venturers, and contractors and subcontractors of any tier (except Contractor Group) and each of their officers, directors, employees, representatives, and invitees.

CONTRACTOR AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS COMPANY GROUP FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, LOSSES, DAMAGES, AND LIABILITIES OF EVERY KIND AND CHARACTER ARISING DIRECTLY OR INDIRECTLY IN CONNECTION HEREWITH FOR INJURY TO, OR ILLNESS OF, DEATH OF CONTRACTOR’S EMPLOYEES

(INCLUDING. BUT NOT LIMITED TO, EMPLOYEES OF CONTRACTOR WHO ARE DEEMED TO BE COMPANY’S STATUTORY EMPLOYEES OR BORROWED EMPLOYEES UNDER ANY LAW OR JURISPRUDENCE OR UNDER THE WORKER’S COMPENSATION STATUTES OF ANY JURISDICTION) OR DAMAGE TO PROPERTY OF CONTRACTOR.

c)	For the purposes of this Agreement “Contractor Group· shall mean any and all of Contractor and its subcontractors of any tier, and each of their officers, directors, employees, representatives, and invitees.

COMPANY AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, LOSSES, DAMAGES, AND LIABILITIES OF EVERY KIND AND CHARACTER ARISING DIRECTLY OR INDIRECTLY IN CONNECTION HEREWITH FOR INJURY TO, OR ILLNESS OF, OR DEATH OF COMPANY’S EMPLOYEES (WHICH DOES NOT INCLUDE EMPLOYEES OF CONTRACTOR WHO ARE DEEMED TO BE COMPANY’S STATUTORY EMPLOYEES OR BORROWED EMPLOYEES UNDER ANY LAW OR JURISPRUDENCE OR UNDER THE WORKER’S COMPENSATION STATUTES OF ANY JURISDICTION) OR DAMAGE TO PROPERTY OF COMPANY.

d)	CONTRACTOR SHALL ASSUME FULL RESPONSIBILITY FOR AND SHALL DEFEND AND INDEMNIFY COMPANY GROUP FROM AND AGAINST ANY LOSS, DAMAGE, EXPENSE, CLAIM, FINE OR PENALTY, DEMAND, OR LIABILITY, FOR POLLUTION OR CONTAMINATION, INCLUDING CONTROL AND REMOVAL THEREOF (COLLECTIVELY, “POLLUTION CLAIMS”), ORIGINATING FROM SPILLS, LEAKS, OR DISCHARGES OF FUELS, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, BALLAST, BILGE, SLUDGE, GARBAGE, OR ANY OTHER LIQUID OR SOLID WHATSOEVER IN POSSESSION OR CONTROL OF CONTRACTOR GROUP WITHOUT REGARD TO ANY NEGLIGENCE OR FAULT OF ANY PARTY OR PARTIES. FOR POLLUTION FROM ANY OTHER SOURCES, CONTRACTOR SHALL BE RESPONSIBLE “AT LAW” TO THE EXTENT OF CONTRACTOR’S NEGLIGENCE UP TO $1.000.000 PER OCCURRENCE, AND COMPANY SHALL PROTECT, DEFEND, INDEMNIFY, SAVE, AND HOLD HARMLESS CONTRACTOR FROM AND AGAINST ANY POLLUTION CLAIMS OVER $1.000.000 PER OCCURRENCE. INITIATION OF CLEANUP OPERATIONS BY EITHER PARTY SHALL NOT BE AN ADMISSION OR ASSUMPTION OF LIABILITY BY SUCH PARTY.

e)	If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily and mutually assumed under this Section 10 (which shall be supported either by equal amounts of available liability insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured in part or whole) exceed the maximum limits permitted under applicable law, the insurance requirements and indemnifies shall automatically be amended to conform to the maximum monetary limits permitted under the law.

f)	NOTWITHSTANDING ANY OTHER PROVISION IN THIS CONTRACT, (I) ANY PUNITIVE DAMAGE AWARD SHALL BE THE SOLE AND EXCLUSIVE OBLIGATION OF THE PARTY AGAINST WHOM THE AWARD IS ISSUED AND, (II) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT SHALL BE THE SOLE AND EXCLUSIVE RESPONSIBILITY OF THE ACTOR. NOTWITHSTANDING SUCH FACT, AN ALLEGATION OF PUNITIVE DAMAGES OWING BY, OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF AN INDEMNIFIED PARTY, SHALL NOT DIMINISH THE INDEMNITY OR DEFENSE OBLIGATIONS OF THE INDEMNIFYING PARTY; PROVIDED HOWEVER, THAT ANY DAMAGE AWARDS, TO THE EXTENT CONSISTING OF PUNITIVE DAMAGES AGAINST, OR ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY, SHALL BE THE RESPONSIBILITY OF THE INDEMNIFIED PARTY AND EXCLUDED FROM THE INDEMNITOR’S INDEMNITY OBLIGATIONS HEREUNDER.

g)

IN THE EVENT THAT AN OTHERWISE INDEMNIFIABLE CLAIM UNDER THIS AGREEMENT IS FOUND BY A COURT OF COMPETENT JURISDICTION TO BE SUBJECT TO THE INDEMNITY LIMITATIONS IN THE LOUISIANA OILFIELD ANTI-INDEMNITY ACT. LA. REV. STAT. ANN. SECTION 9:2780, AS AMENDED, AND FOR SO LONG AS THAT ACT IS IN FORCE, THEN IT IS AGREED THAT THE ABOVE

OBLIGATIONS TO INDEMNIFY APPLICABLE TO SUCH INDEMNIFIABLE CLAIM ARE LIMITED TO THE EXTENT OF INDEMNITOR’S COMPARATIVE NEGLIGENCE OR STRICT LIABILITY.

11.	INDEMNITY OBLIGATION WITHOUT LIMITATION

EXCEPT AS OTHERWISE EXPRESSLY STATED. IT IS THE INTENT OF THE PARTIES HERETO THAT ALL RELEASE, DEFENSE AND INDEMNITY OBLIGATIONS ASSUMED BY THE PARTIES UNDER THE TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTIONS 10 AND 11 HEREOF, IN THEIR ENTIRETY, BE WITHOUT MONETARY LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (INCLUDING PRE-EXISTING CONDITIONS OR DEFECTS). THE UNSEAWORTHINESS OF ANY VESSEL OR VESSELS, THE NEGLIGENCE OF ANY PARTY OR PARTIES (WHETHER THE NEGLIGENCE BE SOLE. JOINT, OR CONCURRENT, ACTIVE, OR PASSIVE), THE BREACH BY ANY PARTY OR PARTIES OF ANY CONTRACT, OR ANY STATUTE, RULE, OR THEORY OF LAW (INCLUDING, BUT NOT LIMITED TO, STRICT LIABILITY). THIS AGREEMENT SHALL CREATE NO RIGHT OF ACTION IN ANY PERSON NOT A PARTY HEREUNDER OR NOT SPECIFICALLY IDENTIFIED AS AN INDEMNITEE HERETO. THE PARTY ASSUMING LIABILITY UNDER THIS AGREEMENT AGREES AT ITS SOLE EXPENSE TO INVESTIGATE AND DEFEND (AND/OR SETTLE) ANY CLAIM OR SUIT FOR WHICH IT IS OBLIGATED TO PROVIDE INDEMNIFICATION HEREUNDER, TO BEAR ALL COSTS AND EXPENSES RELATED THERETO (INCLUDING, BUT NOT LIMITED TO, COURT COSTS AND ATTORNEY’S FEES), TO REIMBURSE THE INDEMNIFIED PARTY FOR ITS COSTS AND EXPENSES AS THEY ARE INCURRED, AND TO SATISFY ANY JUDGMENTS OR DECREES WHICH MAY BE ENTERED THEREIN.

CONTRACTOR’S DEFENSE AND INDEMNITY OBLIGATIONS TO COMPANY GROUP SHALL NOT INCLUDE COMPANY GROUP’S CONTRACTUAL DEFENSE AND INDEMNITY OBLIGATIONS TO OTHERS. COMPANY’S DEFENSE AND INDEMNITY OBLIGATIONS TO CONTRACTOR GROUP SHALL NOT INCLUDE CONTRACTOR GROUP’S CONTRACTUAL DEFENSE AND INDEMNITY OBLIGATIONS TO OTHERS. HOWEVER, IF BOTH CONTRACTOR AND COMPANY OWE DEFENSE AND INDEMNITY TO THE SAME ENTITY OR PERSON, CONTRACTOR WILL SATISFY AND PERFORM CONTRACTOR’S SAID OBLIGATIONS WITHOUT CONTRACTOR OR CONTRACTOR’S INSURERS SEEKING SHARING RECOUPMENT OR RECOVERY FROM COMPANY WITH RESPECT TO SAID OBLIGATIONS.

12.	TAXES AND CLAIMS

a)	Contractor shall pay all taxes, licenses, and fees levied or assessed on Contractor in connection with or incident to the performance of this Agreement by any governmental agency for unemployment compensation insurance, old age benefits, Social Security, or any other taxes upon the wages or salaries paid by Contractor, its agents, employees, and representatives. Contractor agrees to require the same agreements, and to be liable for any breach thereof, by any of its subcontractors.

b)	Contractor shall reimburse Company on demand for all taxes or governmental charges, state or federal, which Company may be required, or deem necessary, to pay on account of Contractor Group. Contractor agrees to furnish Company with the information required to enable it to make the necessary reports and to pay the taxes or charges.· At its election, Company is authorized to deduct all sums so paid for taxes and governmental charges from any money due Contractor hereunder.

c)	Contractor shall pay all claims for labor, materials, services, and supplies furnished by Contractor hereunder and agrees to allow no lien or charge to be fixed upon the lease, well, land, equipment, or other property of Company Group. Contractor shall defend and indemnify Company Group from and against all such claims and liens. ·If Contractor shall fail or refuse to pay any claim or indebtedness incurred by Contractor under this Agreement, Company, in addition to any other remedies it may have, shall have the right to pay the claim or indebtedness out of any money due to Contractor hereunder. No assignment or transfer by Contractor of rights to monies due Contractor hereunder shall have any force or effect on Company’s rights hereunder until all the claims and indebtedness by Contractor shall have been completely liquidated and discharged.

13.	PATENTS, COPYRIGHTS, AND TRADE SECRETS

Contractor shall defend and indemnify Company Group from and against any and all liabilities, claims, suits, judgments, injury, cost, expense, including attorney’s fees, damages, and losses arising directly or indirectly from any infringement or violation, or alleged infringement or violation, of any patent, patent rights, trade secrets, trademarks, copyrights, or other proprietary rights covering any equipment, machine, tool, appliance, article, substance, device, software, or design used or supplied by Contractor, or any process, operation, or method of operation or design, furnished, used or practiced by Contractor, in the performance of this Agreement

14.	REPORTS TO BE FURNISHED BY CONTRACTOR

a)	Contractor shall keep and furnish to Company a daily report showing data as required by Company. The daily report shall include, without limitation. (i) delivery tickets covering any material or supplies furnished by Contractor or chargeable to Company, which delivery tickets shall be confirmed by Contractor’s representative as to quantity, description, and condition, and (ii) daily time sheets indicating starting and stopping times for people engaged in the Work contracted for hereunder, which time sheets must be signed by authorized Company personnel.

b)	In the event Contractor Group is involved in an accident or occurrence resulting in injury or damage on Company’s premises, or· if such accident or occurrence involves Company Group’s or Contractor Group’s property, equipment, or personnel, or if such accident or occurrence involves any third party in any manner whatsoever while Contractor Group is performing any duties within the scope of this Agreement, Contractor shall Immediately report such accident or occurrence to Company and Contractor’s insurer. The reporting of any accident or occurrence will not imply any admission of liability on the part of Company Group or Contractor Group. Contractor shall cooperate with Company in any investigation Company shall make of such accident or occurrence. Contractor shall promptly furnish Company with a copy of all reports of any such accidents and occurrences made by Contractor to its insurer, a government agency, or others.

c)	Contractor shall tum in with the daily report delivery tickets, as received, covering any materials or supplies delivered to the Work location by Company or furnished by vendors for which Company is obligated to reimburse Contractor. The quantity, description, and condition of materials and supplies so furnished shall be verified and checked by Contractor, and the delivery shall be properly certified as to receipt by Contractor’s representative.

d)	Contractor shall in a timely manner make all reports required by law relating to its performance under this Agreement, and copies shall be delivered to Company as soon as practical.

15.	AUDIT

An authorized representative of Company may at any time during Contractor’s usual business hours audit any and all records of Contractor relating to the Work performed hereunder. Contractor shall retain for a minimum period of two (2) years complete and accurate records of all of Contractor’s costs and documentation of items that are chargeable to Company under this Agreement, which records shall include (without limitation): (i) payroll records, including social security numbers and labor classifications, accounting for total time distribution of Contractor’s employees working full or part time on the Work, as well as cancelled payroll checks or signed receipts for payroll payments in cash, (ii) invoices for purchases, receiving and issuing documents, and all other unit inventory records for Contractor’s stocks or capital items, and (iii) paid invoices and cancelled checks for materials purchased and for any and all subcontractor and other third party charges.

16.	CONFIDENTIALITY

All information obtained by Contractor in the performance of Work under this Agreement, other than information which is common knowledge or within the public domain, shall be considered confidential and shall not be divulged by Contractor except to duly authorized representatives of Company or as otherwise duly authorized by Company in writing, or used by Contractor for any purpose other than the provision of goods, facilities or services to Company pursuant to this Agreement These provisions shall remain binding obligations on Contractor after the completion, expiration or termination of this Agreement until Company reasonably determines that the confidential information referred to herein has become part of the public domain other than by the divulgence prohibited herein, or until the date five (5) years after completion of the Work, whichever occurs first.

17.	WARRANTIES

a)	Contractor shall perform all services with due diligence, in a good and workmanlike manner, and in accordance with this Agreement, the Work order, and any design specifications. Contractor warrants that all goods and materials provided or incorporated in the Work shall be new, unless otherwise approved by Company, and shall be of good quality. Services may be reviewed and tested by Company’s representative and are subject to its approval and acceptance. Contractor shall have adequate equipment in good working order and fully trained personnel capable of efficiently operating such equipment and performing services hereunder in a safe, proper, and workmanlike manner.

b)	Contractor warrants that the goods delivered under this Agreement will conform to the specifications given by Company and that the goods will be merchantable, of good workmanship and material, and free from defect. Contractor agrees that all guarantees or warranties of items furnished to Contractor and its subcontractors by a manufacturer shall be for the benefit and Company. The warranties provided by Contractor shall survive this Agreement and any inspection, test, or acceptance.

18.	ASSIGNMENTS

Contractor may not assign this Agreement in whole or in part without the prior written consent of Company, and no assignment shall relieve Contractor of its obligations under this Agreement.

19.	CESSATION OF WORK

Company may, without any liability to Contractor countermand any Work order given to Contractor at any time before that Work is commenced by Contractor. Company may order the cessation of the Work at any time, being liable to Contractor for only the value of the Work performed prior to the cessation order.

20.	TERMINATION

This Agreement may be terminated by Contractor by giving written notice to Company at any time prior to the receipt by Contractor of notification by Company to perform Work hereunder. Upon receipt and acceptance by Contractor of such notice of Work, however, Contractor shall be bound by all of the terms and provisions hereof with respect to the Work specified in the notice. This Agreement may be terminated by Company at any time by giving written notice to Contractor.

21.	REMEDIES

Except as otherwise provided in Sections 10 and 11 on indemnity, in the event of default under this Agreement by either Party, the other Party shall have all rights and remedies available under the law.

22.	FORCE MAJEURE

Neither Company nor Contractor shall be liable to the other for any delay, damage, or failure to act due to, or occasioned or caused by laws, orders, rules, or regulations or by strikes, unusually severe actions of the elements, fires, explosions, or other unusually restrictive causes beyond the reasonable control and not reasonably within the contemplation of the Parties. Any delay due to any of ·the above causes shall not be deemed to be a breach of or failure to perform under this Agreement; provided, however, that the Party rendered unable. in whole or part to carry out its obligations under this Agreement shall promptly give notice and full particulars of the cause of such delay, damage, or failure to act in writing to the other Party after such occurrence. Unless otherwise agreed by the Parties, Contractor shall not be entitled to payment for services suspended during periods of Force Majeure, and after seven days of Force Majeure conditions Company shall have the right to cancel the pertinent oral or written Work order without consequences.

23.	NOTICES

All notices under this Agreement, other than billing, shall be in writing and shall be hand delivered or deposited in the U.S. mail, postage prepaid, addressed as follows:

To Contractor:	Panther Drilling Systems LLC
5417 SW 29th Street
Oklahoma City, OK 73179
	Attn:	Danny Ward

To Company:	Gulfport Energy Corporation
14313 N. May Ave., Suite 100
Oklahoma City, Oklahoma 73134
Attn: Legal Department

24.	MISCELLANEOUS

a)	The Parties agree that time is of the essence under this Agreement.

b)	The section and paragraph headings in this Agreement are for convenience only, and they shall not be employed to construe or interpret the provisions of this Agreement.

c)	The rights herein given to either Party hereto may be exercised from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such right in the future, or of any one or more of the other rights which the exercising Party may have. No waiver of any breach of a term, provision or condition of this Agreement by one Party shall be deemed to have been made by the other Party hereto, unless such waiver is expressed in writing and signed by an authorized representative of such Party. The failure of either Party to insist upon the strict performance of any term, provision or condition of this Agreement, or to exercise any option herein given, shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision, condition or option.

d)	If Company consents to any subcontracting of the Work or services to be performed, Contractor agrees to have the subcontractors comply with all provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, Contractor’s subcontractors shall be bound by and subject to .the terms and provisions of this Agreement (including, but not limited to, the insurance obligations and release, defense and indemnity provisions), and Contractor shall be liable to Company for any breach thereof by any of its subcontractors or their employees or agents as if such breach had been committed by Contractor.

e)	If any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part hereof.

f)	If any litigation is commenced between the Parties concerning this Agreement, the Party prevailing in such litigation shall be entitled to the reasonable attorneys’ fees and expenses of counsel, courts costs and other litigation expenses incurred by reason of such litigation.

g)	This Agreement will enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

25.	GOVERNING LAW AND VENUE

THIS AGREEMENT SHALL BE CONSTRUED AND THE RELATIONS BETWEEN THE PARTIES DETERMINED IN ACCORDANCE WITH, TO THE EXTENT APPLICABLE, THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA, AND TO THE EXTENT SUCH GENERAL MARITIME LAW IS NOT APPLICABLE, THE LAWS OF THE STATE OF OKLAHOMA, NOT INCLUDING, HOWEVER, IN EITHER SITUATION ANY CONFLICTS OF LAW RULES OR PROVISIONS WHICH WOULD DIRECT OR REFER TO THE LAWS OF ANOTHER JURISDICTION.

26.	ENTIRE AGREEMENT

The foregoing provisions contain the entire agreement between Contractor and Company and supersede all previous communications, representations, or agreements, either oral or written, with respect to the subject matter, and no agreement or understanding varying or extending the terms hereof will be binding on either Party unless written and duly executed by an authorized representative of each Party; provided, however, that if the Work hereunder includes the supply of anything for which Company issues a purchase order, he terms of the purchase order shall be effective solely to the extent that they are not inconsistent with and do not conflict with the terms of this Agreement. The execution by any Company employee of any receipt or similar document prepared by Contractor and containing any contrary or additional terms shall not modify or add to the terms of this Agreement or create a new agreement. [MSA controlling document over POS – handwritten note]

IN WITNESS WHEREOF, this Agreement, which may be executed in multiple counterparts, is hereby executed by duly authorized representatives of each Party as of the date first above written.

Witness:	CONTRACTOR

/s/ Nick Smith	By:	/s/ Danny Ward

	Name:	Danny Ward

	Title:	President

	Date:	2/22/13

Witness:	GULFPORT ENERGY CORPORATION

/s/ Chelsea Sims	By:	/s/ James D. Palm

	Name:	James D. Palm

	Title:	CEO

	Date:	2/25/2013

GULFPORT ENERGY CORPORATION

EXHIBIT A

TO MASTER SERVICE AGREEMENT

INSURANCE COVERAGE

Worker’s Compensation Insurance

Worker’s Compensation Insurance in accordance with all applicable state and federal laws and regulations, including occupational disease coverage. If the performance of this Agreement requires the use of watercraft or is performed over water, Contractor shall provide insurance coverage, with territorial limits extended to include areas of transportation and operation under this Agreement, for liability under the U.S. Longshoreman and” Harbor Worker’s Compensation-Act, the Outer Continental Shelf Lands Act, Death on the High Seas Act, and liability for admiralty benefits and damages under the Jones Act and general maritime law, with Marine and Voluntary Compensation Endorsement for transportation, maintenance, wage, and cure, and with limits of not less than $500,000 per person and $1,000,000 per occurrence. Such coverage shall further provide that a claim “in rem” shall· be treated as a claim “in personam,” and shall include an alternate employer and/or borrowed servant endorsement in favor of Company Group, as defined in Section 10.

Employer’s Liability Insurance

Employer’s Liability Insurance with minimum limits of $1,000,000 per occurrence, covering injury or death to any employee which may be outside the scope of Worker’s Compensation statute of the state in which the Work is performed or outside the scope of similar federal statutes if the Work is performed outside state jurisdiction, and Maritime Employer’s Liability Insurance with limits of $1,000,000 per person and $1,000,000 per occurrence, both with alternate employer and/or borrowed servant endorsements in favor of Company Group, as defined in Section 10.

Maritime operations policies shall be endorsed specifically to include the following coverages: U.S. Longshore and Harbor Workers’ Compensation Act, including the Outer Continental Shelf Lands Act, full maritime endorsement, including Jones Act, Unseaworthiness, Death on the High Seas Act, and the General Maritime Law for all employees. Including coverage for transportation, wages, maintenance, and cure.

General Liability Insurance

General Liability Insurance, including contractual liability insuring the indemnity agreement as set out in this Agreement and Contractor’s Protective Liability covering Work sublet, with minimum limits of $1,000,000 applicable to bodily injury, sickness or death in any one occurrence and $1,000,000 for loss or damage to property in any one occurrence. Such insurance shall also include (1) coverage for property damage due to blasting and explosion, structural property damage, underground property damage, and surface from blowout and cratering, (2) Completed Operations and/or Products Liability coverage, and (3) an endorsement to the policies stating that a claim “in rem” shall be treated as a claim “in personam.”

Comprehensive Automobile Liability Insurance

Comprehensive Automobile Liability Insurance covering owned, non-owned and hired vehicles used by Contractor with minimum limits of (1) $250,000 applicable to bodily injury, sickness, or death of any one person, (2) $500,000 for more than one person in any one occurrence, and (3) $250,000 for damage to property in any one occurrence.

Offshore Projects

If the performance of this Agreement requires the use of watercraft, Contractor shall carry or require the owners of the watercraft to carry: (1) Hull and Machinery insurance (including Collision Liability) in an amount not less than the market value of the watercraft or (combined single limit) per occurrence of $1,000,000, whichever is greater on the American Institute Hull clauses (June 2, 1977) Form or equivalent, and (2) Protection and Indemnity Insurance in an amount not less than the market value of the watercraft or $1,000,000, whichever is greater. Both of such insurance coverages shall provide adequate navigation limits to cover the Work to be performed hereunder and shall have the Charterer’s and/or Owner’s Limitation Clause deleted.

Such policy shall be endorsed to provide as follows: Chartered Vessel; Members of the Crew; Marine Contractual Liability; Tower’s Liability; In Rem Liability; Collision Liability; Waiver of Subrogation in favor of Company; Removal of “o\her than Owner” limitation clauses as respects Company; Removal of the “as Owner of the vessel named herein” clauses as respects Company.

CONTRACTOR SHALL ALSO MAINTAIN EXCESS AND/OR UMBRELLA COVERAGES OVER THE ABOVE DESCRIBED COVERAGES SUCH THAT THERE IS IN PLACE A MINIMUM LIMIT OF $10,000,000 INSURANCE COVERAGE ON EACH OCCURRENCE.

IN THE EVENT CONTRACTOR IS A SELF-INSURER AND COMPANY HAS CONSENTED TO CONTRACTOR BEING A SELF-INSURER AS TO ANY ONE OF THE RISKS TO WHICH COVERAGE IS HEREIN REQUIRED, EVIDENCE OF SUCH CONSENT MUST BE IN WRITING AND APPROVED BY A REPRESENTATIVE OF COMPANY AUTHORIZED TO ENTER INTO SUCH CONSENT AGREEMENT.